8949\1\801146.7

8949\1\801146.7





                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            PLATEAU RESOURCES LIMITED

                            CANYON HOMESTEADS, INC.,

                                CACTUS GROUP LLC,

                                      AND

                                 JOSEPH DEFFERT
                                D. PAIGE DEFFERT
                                  ERNST DEFFERT
                                 AILEEN DEFFERT
                                MARTIN VIALPANDO
                              MARY EILEEN VIALPANDO










                              DATED AUGUST 1, 2003


8949\1\801146.7

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of August 1, 2003, by and among Cactus Group LLC, a Colorado limited liability company ("CGL"), Joseph Deffert, D. Paige Deffert, Ernst Deffert, Aileen Deffert, Martin Vialpando and Mary Eileen Vialpando (each, a "BUYER" and collectively, the "BUYERS"), Canyon Homesteads, Inc., a Utah corporation (the "COMPANY"), and Plateau Resources Limited, a Utah corporation (the "SHAREHOLDER").

                                    RECITALS

     A. The Shareholder owns 4,478 shares of the outstanding common stock of the Company (the "SHARES"), which Shares constitute all of the issued and outstanding shares of capital stock of the Company.

     B. The Buyers, through their wholly owned entity, CGL, desire to acquire from the Shareholder and the Shareholder desires to sell to the Buyers all of the Shares, on the terms and subject to the conditions set forth in this Agreement (the "ACQUISITION").

     C. The Board of Directors of the Company and the Shareholder and the members of CGL shall have approved and adopted this Agreement and the transactions contemplated hereby.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants in this Agreement, CGL, the Company and the Shareholder (individually, a "PARTY" and collectively, the "PARTIES") agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS

     1.1 DEFINITIONS. Capitalized terms used in this Agreement, but not otherwise defined herein, shall have the meaning set out below:

     "ACTION" means any judicial or administrative action, claim, suit, investigation, hearing, demand or proceeding by or before any Governmental Authority

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "AGREEMENT"  means  this  Stock  Purchase  Agreement.

     "ASSETS"  has  the  meaning  set  forth  in  Section  4.10.
                                                  -------------

     "CLOSING"  has  the  meaning  set  forth  in  Section  2.4.
                                                   ------------
"CLOSING  DATE"  has  the  meaning  set  forth  in  Section  2.7.
                                                    ------------

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "CONTRACTS"  has  the  meaning  set  forth  in  Section  4.14.
                                                     -------------

     "DEED OF TRUST" means that certain deed of trust executed by CGL relating to the properties and improvements in such form reasonably acceptable to the Shareholder.

     "EFFECTIVE  DATE"  means  August  1,  2003.

     "ENVIRONMENT" means soil, land surface or subsurface strata, real property (excluding buildings, other structures or fixtures thereon), surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, plant and animal life and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW" means any federal, state or local law, including regulations promulgated thereunder, or common law relating to emissions, discharges, releases or threatened releases of pollutants, petroleum, petroleum products, contaminants, chemicals or toxic or hazardous substances or wastes into the environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, petroleum, petroleum products, contaminants, chemicals or toxic or hazardous substances or wastes.

     "ENVIRONMENTAL LIABILITY(IES) AND COST(S)" means all Liabilities and losses incurred (i) to comply with any Environmental Law, (ii) as a result of a Release of any Hazardous Substance or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of the Company and its business through the Effective Date.

     "ENVIRONMENTAL PERMITS" mean any permit, registration, filing, approval or authorization from any Governmental Authority required under, issued pursuant to, or authorized by any Environmental Law.

     "ENVIRONMENTAL REPORT" means the Environmental Assessment Report for Ticaboo, Utah prepared on behalf of Shareholder by Jay W. Davis dated July 23, 2003, provided by Shareholder to CGL and Buyers prior to the execution of this Agreement.

     "EXCLUDED  ASSETS"  means  those  assets  set  forth  on Exhibit A attached
                                                              ---------
hereto.

     "EXCLUDED LIABILITIES" means the following Liabilities of the Company, relating to any period on or prior to the Effective Date: (i) any liabilities or obligations of the Company with respect to any debt or trade payable (other than accounts payable or debt of the Company which have been incurred in the Ordinary Course of Business and are outstanding as of the Effective Date), (ii) any liabilities or obligations of any officer or employee of the Company, or of the Shareholder or its Affiliates that provided services to or on behalf of the Company, (iii) any costs of any such employees, including without limitation any accrued vacation, sick leave, COBRA obligations, personal time, and any other prerequisites (including accrued bonuses), (iv) any liabilities or obligations with respect to worker's compensation claims (v) any Taxes, including any Taxes resulting from the transactions contemplated hereby, and (vi) the Company's relationship, contractual or otherwise, with the subtenant at Pier 84, (vii) the pending litigation between the Company and Phil Snyder, as further described on
Schedule  4.15  ("SNYDER  LITIGATION"),  and  (viii)  Company's  relationship,
--------------
contractual  or  otherwise,  with  Ticaboo  Townsite  Joint  Venture.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect on the date hereof.

     "GOVERNMENTAL AUTHORITY" means the United States of America, any Indian tribe, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any court, tribunal, arbitrator or arbitral body.

     "GUARANTY AGREEMENT" means the Guaranty Agreement, by and between each Buyer and the Shareholder, in a form reasonably acceptable to CGL, Buyers and the Shareholder.

     "HAZARDOUS SUBSTANCE" means, collectively, (i) any petroleum or petroleum products, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other substances that contain polychlorinated biphenyls, (ii) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

     "INDEBTEDNESS" means, with respect to any Person, any and all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under or relating to letters of credit (including any obligation to reimburse the letter of credit issuer with respect to amounts drawn on such instruments), (iv) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the Ordinary Course of Business), (v) under capital leases, (vi) with respect to bank overdrafts or otherwise reflected as negative cash in financial statements of such Person, (vii) for deferred compensation, (viii) to pay any accrued dividends or dividends that have otherwise been declared and not yet paid, and
(ix) in the nature of guarantees of the obligations described in clauses (i) through (viii) above of any other Person.

     "INVESTMENTS" means (i) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance, prepayment or extension of credit to, or contribution to the capital of, any other Person, (iii) any acquisition of all or any part of the business of any other entity or the assets comprising such business or part thereof, (iv) any commitment or option to make any investment or (v) any other similar investment.

     "KNOWLEDGE" means a Person's actual knowledge after reasonable investigation, including the knowledge of a particular fact or matter by any executive officer employed by or serving a Person; provided, however, the Company's knowledge shall mean the actual knowledge of only Mark Larsen, Hal Herron and Daryl Winters.

     "LAWS" means all laws, statutes, rules, regulations, codes, injunctions, judgments, orders, decrees, ruling, interpretations, constitutions, ordinances, common law or treaties of any federal, state, local, municipal and foreign, international or multinational Government Authority.

     "LIABILITY" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequentially and whether due or to become due), including any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Party's business, financial condition, operations, results of operations.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

     "PROMISSORY NOTE" means that certain secured promissory note in the principal amount of $3,003,200.00 payable to the Shareholder in a form reasonably acceptable to the Shareholder.

     "PURCHASE  PRICE"  has  the  meaning  set  forth  in  Section  2.2.
                                                           ------------

     "PROPERTY(IES)"means collectively the Real Property and Assets of the Company.

     "REAL  PROPERTY"  has  the  meaning  set  forth  in  Section  4.10.
                                                          -------------

     "RELEASE" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

     "SCHEDULES"  has  the  meaning  set  forth  in  Article  3.

     "SECURITY AGREEMENT" means that certain Security Agreement, by and among the CGL, the Company and the Shareholder in the form reasonably acceptable to the Shareholder.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, claim, equitable interest, restriction on transfer or other security interest, other than (a) mechanic's, materialmen's, and similar liens, securing payment of sums not yet due and payable, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money as set forth on Schedule 4.14.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect to the foregoing.

     "TAX RETURN" means any federal, state, local, or foreign return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TITLE COMPANY" means South Eastern Utah Title Company located 175 East 100 South, P.O. Box 855, Price, Utah 84501.

     "TREASURY REGULATION" or "TREAS. REG." means the proposed, temporary, and final regulations promulgated under the Code.

     1.2 Terms denoting the singular only shall include the plural, and vice versa.

     1.3 Unless otherwise stated, a reference to a Recital, Article, Section, Schedule or Exhibit is a reference to a Recital, Article, Section, Schedule or Exhibit of this Agreement.

     1.4 Section numbers and headings are for convenience of reference only, and shall not affect the interpretation of this Agreement.

     1.5  Reference  to  any  gender  includes  the  other.

     1.6 Reference to "including" means including, but not by way of limitation.

     1.7 Unless otherwise expressly provided in this Agreement, reference to an Agreement (including this Agreement), document, or instrument is the same as amended, modified, novated or replaced from time to time.

     1.8 Reference to a statute or other legislative act, by-law, rule, regulation, or order is to the same as amended, modified or replaced from time to time and to any rule, regulation or order promulgated pursuant to such law.

                                    ARTICLE 2
                 PURCHASE AND SALE; INITIAL DELIVERIES; CLOSING

     2.1 PURCHASE AND SALE. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions hereof, the Shareholder agrees to sell, convey, transfer and deliver to CGL at the Closing (as defined in Section 2.4 below), and CGL agrees to purchase and accept from the Shareholder at the Closing, effective as of the Closing Date, the Shares free and clear of any and all Security Interests.

     2.2 PURCHASE PRICE. Subject to the adjustments set forth in Section 2.3, the aggregate purchase price for the Shares shall be $3,470,000.00 (the
"PURCHASE  PRICE"),  and  shall  be  payable  to  the  Shareholder  as  follows:

          a. Within five (5) business days following the Effective Date, CGL shall wire at least one-half of an amount equal to $466,800 (the "Deposit") to the Title Company. The remainder of the Deposit will be wired to the Title
Company  within  ten  (10)  business  days  following  the Effective Date. Title
Company shall place the Deposit in an insured, interest-bearing account. If prior to Closing, this Agreement is terminated pursuant to Section 11.1(c), $100,000 of the Deposit shall be transmitted by the Title Company to Shareholder, with the balance transmitted to CGL. At Closing, the Deposit shall be released from escrow to the Shareholder pursuant to certain escrow closing instructions to be delivered by CGL to the Title Company; and

          b. At Closing, CGL shall deliver the Promissory Note, dated as of the Closing Date, to the Shareholder, as well as the Security Agreement and the Deed of Trust, and each Buyer shall deliver a Guaranty Agreement.

     2.3     INTENTIONALLY  DELETED.

     2.4     TITLE  COMMITMENT  AND  SURVEY.

          a.     Title  Insurance  Commitment.  The Shareholder has delivered to
                 ----------------------------
the Buyers and CGL, a commitment (the "TITLE COMMITMENT") from the Title Company. CGL shall deliver a Lender's title insurance policy to Shareholder. Buyers and CGL and Shareholder shall share the cost of the Title Commitment and Lender's title insurance policy equally.

          b.     Surveys.  The  Shareholder  shall deliver to the Buyers and CGL
                 -------
any boundary and improvement surveys of the Property in the Shareholder's or the Company's possession.

     2.5 WATER RIGHTS. The Shareholder has provided the Buyers and CGL all information it and the Company have in their possession related to sanitary sewer and other information with respect to the water rights, well permits and other documentation related to adequacy of water supply for the Property.

     2.6 UTILITIES AND POWER. The Shareholder has provided the Buyers and CGL with all information and documentation it and the Company have in their possession related to the adequacy of power and utilities to service the operation of the Property, including without limitation, all information pertaining to power generators and the like.

     2.7 TENANT RELATIONSHIPS. Within ten (10) days following the date hereof, the Shareholder shall provide the Buyers and CGL with any financial information of subtenants of the Property within its or the Company's possession. Within ten
(10) days prior to the Closing Date, the Shareholder shall use commercially reasonable efforts to have the following subtenants execute estoppel certificates confirming that such subtenant's lease is in full force and effect and that neither the tenant nor the Company is in default under their applicable lease: (i) Slick Rock Services, Inc., sublease dated June 1, 2003; (ii) Stephen Lama, sublease for Motel Room No. 112 dated March 27, 2001; and (iii) Wendy Schmitz, sublease for restaurant and bar dated March 15, 2003. Each of the foregoing subleases shall also be assigned to the Company as of the date of Closing.

     2.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Davis Graham & Stubbs LLP in Denver, Colorado, commencing at 9:00 a.m., local time, or at such other place and time as is agreed upon by the Parties, on August 12, 2003 or as soon as practicable thereafter following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contem-plated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE"). Notwithstanding the actual date of the Closing, the Closing shall be effective for accounting purposes as of the 11:59 p.m. on the date immediately preceding the Effective Date.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF THE
                                  SHAREHOLDER

     The  disclosure schedules (the "SCHEDULES") contemplated by this Article 3,
Article 4 and Article 5 will be arranged to correspond to the numbered and lettered sections contained in Article 3, Article 4 and Article 5 and will be delivered concurrently with the execution of this Agreement.

     As a material inducement to the Buyers and CGL to enter into this Agreement and consummate the transactions contemplated hereby, the Shareholder represents and warrants to the Buyers and CGL as follows:

     3.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own its property and to carry on its business as now being conducted. The Shareholder is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not individually or in the aggregate have a Material Adverse Effect on the Company or the Shareholder.

     3.2 NO LIENS ON SHARES. The Shareholder is the beneficial and record owner of all of the Shares free and clear of any Security Interests other than the rights and obligations arising under this Agreement except as disclosed on
Schedule 3.2. No Share is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and no Share is subject to any restriction on transfer thereof, except for restrictions related to registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Shareholder has full power and authority to convey the Shares, free and clear of any Security Interests. Upon Closing, CGL will hold the entire equity interest in the Company, free and clear of all Security Interests, other than those Security Interests to be created by the transactions contemplated by this Agreement or Security Interests otherwise created by CGL.

     3.3 AUTHORIZATION OF TRANSACTION. The Shareholder has the full limited liability company power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.4 NONCONTRAVENTION. Except for filings, permits, authorizations, consents and approvals, all of which are set forth on Schedule 3.4, neither the execution
                                             ------------
and delivery of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated herein nor compliance by the Shareholder with any of the provisions hereof will (i) conflict with or result in any breach of the articles of incorporation or bylaws of the Shareholder,
(ii)  result  in  a  violation  or  breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Security Interest upon any of the properties or assets of the Shareholder, or require the notice to any
Person under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder's properties or assets, may be bound or (iii) subject to compliance with applicable Utah corporate laws, the Securities Act and applicable "blue sky" laws, violate Laws applicable to the Shareholder or any of the Shareholder's properties or assets. Except as set forth on Schedule 3.4, the
                                                               ------------
Shareholder is not required by applicable Laws or other obligations to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the consummation by the Parties of the transactions contemplated herein.

     3.5  CLAIMS AND PROCEEDINGS. Except as set forth on Schedule 3.5, there are
                                                         ------------
no Actions pending or, to the Shareholder's Knowledge, threatened against the Shareholder that would reasonably be expected to have a Material Adverse Effect on the Company or the Shareholder, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement nor, to the Shareholder's Knowledge, is there any fact (past or present), situation, circumstance, status, condition, activity , practice, plan occurrence, event, incident, action, failure to act or transaction that could reasonably be expected to form the basis of an Action. The Shareholder is not subject to any order, judgment, writ, injunction or decree of any Governmental Authority which, individually or in the aggregate, has a Material Adverse Effect on Shareholder.

     3.6 BROKER'S FEES. Except as set forth on Schedule 3.6, the Shareholder has
                                               ------------
no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CGL could become liable.

     3.7 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Shareholder in respect of the Shares.

     3.8  DISCLOSURE.  The  representations  and  warranties  contained  in this
Article 3 (including the Schedules to this Agreement and any other schedules and exhibits required to be delivered by the Shareholder to the Buyers and CGL pursuant to this Agreement) and any certificate furnished or to be furnished by the Shareholder to the Buyers and CGL hereunder do not contain and will not contain any untrue statement of material fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading. To the Shareholder's Knowledge, there is no material fact relating to the Shareholder (other than general economic or industry conditions) which may have a Material Adverse Effect on the Company or the Shareholder or materially effect the ability of the Shareholder to perform any of its material obligations hereunder which has not been disclosed in writing in this Agreement to the Buyers or CGL by the Shareholder.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF THE
                                    COMPANY

     As a material inducement to the Buyers and CGL to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Buyers and CGL as follows:

     4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own its property and to carry on its business as now being conducted. The Company is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not individually or in the aggregate have a Material Adverse Effect on the Company.

     4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of 20,000 shares of common stock, no par value, of which 4,478 are issued and outstanding. This 4,478 issued and outstanding shares of common stock consist of all the Shares and constitute all of the issued and outstanding shares of capital stock of the Company. The Shares are held beneficially and of record by the Shareholder. No shares of common stock are held in the treasury of the Company. The Shares have been duly authorized, validly issued, are fully paid and nonassessable and free of preemptive rights. None of the Shares were issued in violation of the Securities Act or applicable "blue sky" laws. There are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company. Immediately following the Closing, CGL will own the entire ownership interest of the Company.

     4.3 AUTHORIZATION OF TRANSACTION. The Company has the full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.4 NONCONTRAVENTION. Except for filings, permits, authorizations, consents and approvals, all of which are set forth on Schedule 4.4, neither the execution
                                             ------------
and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of the articles of incorporation or bylaws of the Company, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Security Interest upon any of the Properties of the Company or require the notice to any Person under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, Contracts, lease, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company's Properties, may be bound, or (iii) subject to compliance with applicable Utah corporate laws, the Securities Act and applicable "blue sky" laws, violate Laws applicable to the Company or any of the Company's properties or assets, other than any such event described in items (i), (ii) or (iii) which would not (x) prevent the consummation of the transactions contemplated hereby or (y) have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.4, the Company
                                                       ------------
is not required by applicable Laws or other obligations to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the consummation by the Parties of the transactions contemplated herein.

     4.5  REVENUE  AND OPERATING COST SUMMARIES. Attached hereto as Schedule 4.5
                                                                    ------------
are the Company's monthly revenue and operating cost summaries covering the period from January 1, 2000 to June 30, 2003 (collectively, the "Revenue Summaries"). The Revenue Summaries have been prepared consistent with the books and records of the Company and the Shareholder and are correct and complete in all material respects, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

     4.6  SUBSEQUENT  EVENTS;  CORPORATE  TRANSACTIONS.  Except  as set forth on
Schedule 4.6, since June 30, 2003, the Company has conducted its business in the
------------
Ordinary  Course of Business and has not (a) suffered a Material Adverse Effect;
(b) incurred any Liabilities that would reasonably be expected to have a Material Adverse Effect on the Company; (c) incurred any Indebtedness or become the guarantor or otherwise liable for any Indebtedness of any Person, (d) suffered any change in its relationship with any of the suppliers, customers, distributors, lessors, licensors, licensees or other third parties which would reasonably be expected to have a Material Adverse Effect on the Company; (e) waived any claims or rights of material value; (f) sold, leased, licensed or otherwise disposed of any of its Property, other than in the Ordinary Course of Business; (g) amended, modified or terminated any material contract to which it is or was a party; (h) suffered any creation or imposition of any Security Interest upon any of the Company's Property or suffered any occurrence, event, incident, action, omission or transaction which could reasonably be expected to materially affect the ability of the Company to hold its Property free and clear of all Security Interests, (i) incurred any capital expenditure (or series of related capital expenditures) involving more than $25,000 in the aggregate, (j) incurred any Investment in, loan to or any acquisition of the securities or assets of any other Person which exceeds $25,000, (k) permitted any delay or postponement of accounts payable or any other Liabilities outside the Ordinary Course of Business, (l) declared any dividend or distribution (whether in case or in kind) or repurchase, redemption or retirement of any securities of the Company, (m) suffered any damage, destruction or loss (whether covered by insurance) to the Property of the Company, which damage, destruction or loss singly or in the aggregate exceeds $25,000, (n) entered into any agreement or transaction with an Affiliate of the Company or (o) committed pursuant to a legally binding agreement to do any of the things set forth above.

     4.7 LEGAL COMPLIANCE. Except as set forth on Schedule 4.7, to the Company's
                                                  ------------
knowledge, the Company is in compliance with all applicable Laws currently in effect, except where non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has received no notices of any noncompliance with any applicable Laws.

     4.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no Liabilities except for (i) Liabilities reflected on the Revenue Summaries, or any related balance sheets provided by the Shareholder to the Buyers and CGL, (ii)
Liabilities  under  Contracts  listed  on  Schedule  4.14,  (iii) Liabilities in
                                           --------------
connection  with  Actions disclosed on Schedule 4.15. (none of which have had or
                                       -------------
could reasonably be expected to have a Material Adverse Effect on the Company) or (iv) Liabilities which have arisen since the date of the Revenue Summaries in the Ordinary Course of the Business.

     4.9  TAX  MATTERS.

          a. The Company's Tax Returns are filed on a consolidated basis with its parent companies. To the extent of the Company's information, all such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company shown on any Tax Return have been paid in a timely fashion. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. The Company has not received written notice from an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          b. The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owed to any independent contractor, creditor, shareholder, or other third party.

          c. There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has Knowledge.

          d. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          e. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          f. The Company does not have any Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     4.10  PROPERTIES/ASSETS.

     a.  Attached  hereto  as  Schedule 4.10(a) is a legal description of all of
                               ----------------
the Company's interests in real property (including, without limitation, leasehold interests) used or occupied by it in the conduct of the business, as well as a list reflecting the Company's good faith understanding of all other related real property interests (the "REAL PROPERTY"). Except as expressly set forth on Schedule 4.10(a)the Title Commitment, or applicable zoning, land use,
           ----------------
or similar restrictions, such Real Property is free and clear of Security Interests and is not subject to any rights of way, building use restrictions, exceptions, variances or limitations which interfere with the use of such Real Property in the conduct of the business. All Real Property leases used in the conduct of the business are described in Schedule 4.10(a), are in full force and
                                         ----------------
effect, the Company holds a valid and existing leasehold interest under each of the leases for the terms set forth on such Schedule and any and all rent payments owing under the leases have been paid to date, except as expressly set forth on Schedule 4.10(a). The Company has not received written notice of any
           -----------------
default under the leases and the Company is not in default under any of the leases. No person has the right to terminate or accelerate performance under or otherwise modify (including upon the giving notice or the passage of time) any of such leases, except in accordance with the provisions thereof. The Company has provided CGL with true and correct copies of all the Real Property leases listed on Schedule 4.10(a), including any amendments or modifications thereto.
            ----------------

          b.  Attached  hereto  as  Schedule 4.10(b) is a list containing a good
                                    ----------------
faith estimate description of each of the Company's assets, tangible and intangible, owned or leased, having a value exceeding $10,000, located on its premises, used in the conduct of the Company's business, other than the Real Property (the "ASSETS"). Schedule 4.10(b)is a good faith estimate of other
                            -----------------
assets of the Company owned as of the Effective Date (other than the Assets). All Assets are conveyed by Shareholder "AS IS, WHERE IS", and without warranty of any nature from the Shareholder or Company. The Company has good title to, or a valid leasehold interest or related rights in, all of the Assets free and clear of all Security Interests, except for (a) minor imperfections of title and encumbrances that do not materially detract from or materially interfere with the present use or value of such assets; and (b) Security Interests disclosed on
Schedule  4.14.
 -------------

     4.11 SUBSIDIARIES AND INVESTMENTS. The Company does not have and has never had any Subsidiaries. Except as set forth on Schedule 4.11, the Company does not
                                             -------------
have  any  Investments.

     4.12 LICENSES AND PERMITS. The Company has the governmental permits, licenses and authorizations set forth on Schedule 4.12. Such permits, licenses
                                           -------------
and  authorizations  are  in  full  force  and  effect.

     4.13  INSURANCE.  Attached  hereto  as  Schedule  4.13  is a list and brief
                                             --------------
description of all policies of fire, casualty, liability, property or other forms of insurance and all fidelity bonds held by or applicable to the Company, and as amended or modified to date. The Company is not in default with respect to its obligations under any of such insurance policies or bonding arrangements and the Company has not received any notification of cancellation or modification of any of such insurance policies or bonding arrangements nor is any claim outstanding which could be expected to cause a material increase in the Company's insurance rates. The consummation of the transactions contemplated by this Agreement will not result in the termination of such insurance policies.
Schedule  4.13  sets  forth  a  description  of  any  self-insurance
--------------
arrangements  maintained  by  the  Company.

     4.14  CONTRACTS.  Schedule  4.14  contains  a  list  of all written or oral
                       --------------
contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisers and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound, including all contracts (a) concerning a partnership or joint venture, (b) concerning noncompetition or otherwise creating or proposing to create any restrictions on the Company's ability to engage in any business or to operate in any geographical area, (c) regarding an agreement between the Company and any of its Affiliates, (d) concerning any profit sharing, option, purchase or any other similar plan permitting the acquisition of capital stock in the Company, deferred compensation, severance or other similar plan or arrangement for the benefit of its current or former directors, officers or employees, (e) regarding any employment agreement or consulting agreement or providing severance or retirement benefits, (f) pursuant to which the consequences of a default or termination could have a Material Adverse Effect on the Company, (g) which are service contracts and equipment leases used in connection with the operation and maintenance of the Property and/or (h) regarding any personal guarantees of the foregoing (collectively, the "CONTRACTS"). Except as set forth on Schedule
                                                                        --------
4.14, each Contract is legal, valid, binding, enforceable, and in full force and
----
effect, and the Company is not in material breach or default, and, to the Company's Knowledge, the other party to the Contract is not in material breach or default of and no event has occurred which, with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the Contract.

     4.15  CLAIMS  AND  PROCEEDINGS. Except as set forth on Schedule 4.15, there
                                                            -------------
are no Actions pending or, to the Company's Knowledge, threatened against the Company. To the Company's Knowledge there are no facts (past or present), situations, circumstances, conditions, activities, omissions, practices, plans, occurrences, events or transactions that could reasonably be expected to be the basis for an Action. The Company is not subject to any order, judgment, writ, injunction or decree of any Governmental Authority which would have a Material Adverse Effect on the Company.

     4.16  EMPLOYEES  AND  LABOR  MATTERS.  The  Company  has  no  employees.

     4.17 ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Report, the Company has materially complied and is in material compliance with all Environmental Laws. There are no Actions pending or, to the Company's Knowledge, threatened against the Company in respect of (i) noncompliance by the Company with any Environmental Laws, (ii) the Release into the Environment of any Hazardous Substance by the Company or (iii) the handling, storage, use, transportation or disposal of any Hazardous Substance by the Company. The Company has obtained and complied, and is in compliance, with all Environmental Permits. The Company has not received any written notice, report or other written information regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) thereunder, including any investigatory, remedial or corrective obligations, relating to the Company or any of its facilities, arising under Environmental Laws. Except as set forth on Schedule
                                                                        --------
4.17  or the Environmental Report, the Company has not treated, stored, disposed
----
of, arranged for or permitted the presence, disposal of, transport, handling or Release of any Hazardous Substance, or owned, leased or operated any property or facility in a manner that has given or would give rise to Environmental Liabilities and Costs, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to any Environmental Laws. Except as set forth on
Schedule  4.17 or the Environmental Report, none of the Property is contaminated
--------------
by any Hazardous Substance. The Company has not, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws. To the Knowledge of the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company (or its predecessors or Affiliates insofar as they affect the Company and the Assets) are reasonably likely to prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws.

     4.18  AFFILIATE  TRANSACTIONS.  Except  as  set forth on Schedule 4.18 (the
                                                              -------------
"AFFILIATE TRANSACTIONS"), the Company is not a party to or bound by any contract, commitment or understanding with any of its directors, officers, or any other Affiliates of the Company, and none of such directors, officers, Affiliates or other Persons owns or otherwise has any rights to or interests in any asset, tangible or intangible, which constitutes a part of the Property or is used in or related to the Company's business.

     4.19  BROKER'S FEES. Except as set forth on Schedule 4.19, the Company does
                                                 -------------
not have any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CGL could become liable.

     4.20 NO ILLEGAL PAYMENTS, ETC. Neither the Company nor any of its Affiliates, directors, officers, employees or agents has directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company or assist in connection with any actual or proposed transaction, or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

     4.21 BOOKS AND RECORDS. The books, company records and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with the Company's past business practices and Laws. The Company has provided the Buyers and CGL with true and correct copies of the Company's books, records and financial records.

     4.22 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company in respect of the Company, its Property, Liabilities, or the Shares.

     4.23  DISCLOSURE.  The  representations  and  warranties  contained in this
Article 4 (including the Schedules to this Agreement and any other schedules and exhibits required to be delivered by the Company to the Buyers or CGL pursuant to this Agreement) and any certificate furnished or to be furnished by the Company to the Buyers or CGL hereunder do not contain and will not contain any untrue statement of material fact or omit to state any fact necessary in order to make the statements and information contained in this Article 4 not misleading. There is no material fact relating to the Company which may have a Material Adverse Effect on the Company or materially effect the ability of the Company to perform any of its material obligations hereunder which has not been disclosed in writing in this Agreement to the Buyers or CGL by the Company.

                                    ARTICLE 5
                      CGL'S REPRESENTATIONS AND WARRANTIES

     As a material inducement to the Shareholder and the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each Buyers jointly and severally represent and warrant to the Company and the Shareholder as follows.

     5.1 ORGANIZATION. CGL is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado. CGL is duly authorized to conduct business and is in good standing under the laws of each jurisdiction, in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualified and/or licensing necessary, except in such jurisdiction where the failure to be so qualified and/or licensed would not individually or in the aggregate have a Material Adverse Effect on CGL.

     5.2 AUTHORIZATION OF TRANSACTION. CGL has the full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by CGL has been duly and validly authorized by all requisite limited liability company action. This Agreement constitutes the valid and legally binding obligation of CGL and the Buyers enforceable against them in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.3 NONCONTRAVENTION. Except for filings, permits, authorizations, consents and approvals, all of which are set forth on Schedule 5.3, neither the execution
                                             ------------
and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which CGL or the Buyers are subject or any provision of the certificate of formation or operating agreement of CGL or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice to any Person under any agreement, contract, lease, license, instrument, or other arrangement to which CGL or any Buyer is a party or by which they are bound or to which any of their assets is subject, except in each case for such violations, conflicts, breaches or defaults that do not have a Material Adverse Effect on CGL or any Buyer. Neither CGL nor any Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

     5.4 BROKERS' FEES. Neither CGL nor any Buyer has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholder could become liable.

     5.5 LITIGATION. There are no Actions pending or, to CGL's or any Buyer's Knowledge, threatened against or affecting CGL or any Buyer that would reasonably be expected to have a Material Adverse Effect on CGL's or any Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby. There are no injunctions, decrees or unsatisfied judgments outstanding against or related to CGL or any Buyer that could interfere with CGL's or any Buyer's ability to consummate the transactions contemplated by this Agreement.

     5.6 INVESTIGATION BY BUYERS. Prior to the Closing, the Buyers and CGL shall have directly and through their representatives, at the Buyers' sole expense, in cooperation with the management of the Company, made such investigation of the Company as the Buyers and CGL deemed necessary or advisable, and each Buyer acknowledges that he or she is and shall be relying solely on his or her own investigation and the representations and warranties contained in this Agreement and the Schedules in deciding on the value of the Company and deciding to proceed with the purchase of the Shares. Further, each Buyer expressly represents that he or she (i) prior to the Closing Date, has had the opportunity to have exercised due diligence in his or her examination of the affairs of the business of the Company, and (ii) has not relied on any representation or warranty by the Shareholder or the Company, or its respective agents, officers, or employees, in entering into this Agreement, except as may be expressly stated or provided herein and the Schedules.

     5.7 HELD FOR INVESTMENT. The Buyers, through CGL, are acquiring the Shares pursuant to this Agreement for investment only and not with a view to the distribution thereof in violation of federal or state securities laws. CGL and the Buyers understand that the Shares have not been registered under the Securities Act, or under any applicable "blue sky" laws and must be held indefinitely unless such securities are subsequently registered under the Securities Act and such state laws or an exemption from such registration is available.

     5.8 FUNDS. At the Closing, the Buyers or CGL will have, sufficient funds on hand or available pursuant to unconditional commitments to pay the portion of the Purchase Price set forth in Section 2.2(a).

     5.9  DISCLOSURE.  The  representations  and  warranties  contained  in this
Article 5 (including the Schedules to this Agreement and any other schedules and exhibits required to be delivered by the Buyers and CGL to the Shareholder or the Company pursuant to this Agreement) and any certificate furnished or to be furnished by the Buyers and CGL to the Shareholder and the Company hereunder do not contain and will not contain any untrue statement of material fact or omit to state any fact necessary in order to make the statements and information contained in this Article 5 not misleading. There is no material fact relating to the Buyers or CGL which may have a Material Adverse Effect on the Buyers or CGL or materially effect the ability of the Buyers or CGL to perform any of their material obligations hereunder which have not been disclosed in writing in this Agreement to the Shareholder and the Company by the Buyers or CGL.

                                    ARTICLE 6
                              PRE-CLOSING COVENANTS

     6.1 The Parties agree as follows with respect to the period between the date hereof and the Closing Date:

          a. GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 8).

          b. NOTICES AND CONSENTS. Each of the Parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other Party may request and as required pursuant to
Schedule  8.1(f).
----------------

          c. REGULATORY MATTERS AND APPROVALS. The Parties shall prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all Governmental Authorities required on the part of the Company or the Shareholder for the Acquisition to be consummated as contemplated by this Agreement. Thereafter, all Parties shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the Acquisition to be consummated at the Closing Date.

     6.2 PRESERVATION AND OPERATION OF THE BUSINESS. At all times prior to the Closing, the Company and the Shareholder will use commercially reasonable efforts to keep the Company, its business and Property substantially intact and operate the Company in the Ordinary Course of the Business, except for actions required or permitted to be taken pursuant to Article 6.

          6.3 TRANSFER OF SHARES. The Shareholder will not sell or otherwise dispose of any of the Shares. The Shareholder will not grant any rights to purchase or obtain (including upon conversion, exchange or exercise) or otherwise control any Shares.

          6.4 ACCESS TO INFORMATION. Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company and the Shareholder shall afford to CGL and CGL Principals and their authorized representatives, access during normal business hours during the period prior to the Closing Date, to all of the Company's Properties, books, Contracts, commitments and records for the purpose of updating any review of such items performed prior to the date of this Agreement and, during such period, the Company and the Shareholder shall make available all other information concerning its business, Properties and personnel as CGL or the CGL principals may reasonably request.

          6.5 PIER 84 SUBLEASES. Prior to Closing, the Shareholder shall obtain from principals of Pier Marine Inc., d/b/a Pier 84 ("PIER 84") a written commitment to cooperate in an operational transition of the boat service, boat storage services and the convenience store operations to CGL pursuant to the terms and conditions of that certain letter agreement dated July 29, 2003 from Hal Herron to Pier 84 (the "LETTER AGREEMENT"). In addition, the Shareholder shall obtain written Lease Termination Agreements for the following subleases: oral lease agreement pertaining to the Model Home, that certain written sublease dated April 1, 2001 with respect to a portion of the Ticaboo Boat Storage Facility, that certain sublease dated April 1, 2000 with respect to a portion of the Ticaboo Boat Center, and that certain sublease dated April 1, 2001 with respect to a portion of the Leapin' Lizard Convenience Store. In the event that lease payments for the month of August, 2003 (C-Store) and August/September, 2003 (Boat Service and Boat Storage) are not timely paid to the Company in full as required by the Letter Agreement, such amounts shall be offset against the next principal installment owing under the Promissory Note.

          6.6 ENVIRONMENTAL REPORT/REMEDIATION. The Environmental Report identifies a "release of diesel fuel at the powerhouse." Within thirty (30) days following the Closing Date, the Shareholder shall (i) remediate this release by removing contaminated soils and disposing of them in accordance with applicable legal requirements, and (ii) procure a third party review and field inspection of the remediation by the author of the Environmental Report prior to backfilling the area where the contaminated soils have been removed (collectively, the "REMEDIATION WORK"). In the event the Shareholder fails to perform the foregoing Remediation Work within the thirty (30) period set forth above, CLG may obtain a reasonable estimate to have such Remediation Work performed by a third party consultant acceptable to CGL and the cost thereof shall be offset against the next principal installment owing under the Promissory Note.

                                    ARTICLE 7
                              POST-CLOSING COVENANT

     7.1 FURTHER ASSURANCE. From time to time after the Closing, the Shareholder will timely execute and deliver to CGL such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments, as may be reasonably requested by CGL or its counsel in order to vest in CGL all right, title and interest in and to the Shares and otherwise in order to carry out the purpose and intent of this Agreement. In addition, the Parties agree that if, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action and execute and deliver any document and instrument as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 10).

     7.2 SALE PROCEEDS. CGL agrees to pay, and shall cause the Company to pay, to the Shareholder the net sale proceeds from the Company's sale of all single family home lots ("SFH Lots") and mobile home lots ("MH Lots") included in the Real Property, until and to the extent that such sales (utilizing the gross sales proceeds of each sale) equal an aggregate $210,000.00 ("Threshold Amount"), provided that any related sales expenses are reasonable and customary. CGL and the Buyers shall notify, and shall cause the Company to notify, the Shareholder when any SFH Lots or MH Lots are sold, and transmit the applicable net sales proceeds to the Shareholder promptly thereafter. After the Company has satisfied the Threshold Amount, CGL and the Buyers agree that 75% of the net proceeds of any sales of SFH Lots or MH Lots beyond such Threshold Amount shall be applied directly to a reduction of the principal amount outstanding under the Promissory Note until such Promissory Note is fully repaid. If CGL or Buyers transfer the Capital Stock of the Company or substantially all of the assets of the Company to a third party, CGL and the Buyer shall pay to the Shareholder any unpaid balance of the Threshold Amount.

     7.3 TICABOO LODGE CREDITS. CGL hereby grants, and shall cause the Company to grant, to Shareholder and its designees 1,000 room night credits at the Ticaboo Lodge from the Effective Date through the date that the Promissory Note is fully repaid, each of which credits shall be valued at 50% of the standard room rate on the night which such credit is used, but in no event greater than $50.00 ("Credits"). The value of the Credits shall be calculated on a monthly basis and CGL and the Buyers shall cause the Company to provide the Shareholder with a monthly report detailing the value of the Credits used and the remaining balance of unused Credits. The Parties agree that the Credits used shall be applied against the outstanding principal amount under the Promissory Note. Notwithstanding anything herein to the contrary, if the Ticaboo Lodge is at 85% occupancy or greater, Credits shall be valued at 100% of the standard room rate.

     7.4  CERTAIN  TAX  MATTERS.

          a. TAX PERIODS ENDING ON OR BEFORE THE EFFECTIVE DATE. The Shareholder shall prepare or cause to be prepared and file or cause to be filed, at the Shareholder's expense, all Tax Returns for the Company for all periods ending on or prior to the Effective Date which are filed after the Effective Date. Subject to CGL signing a confidentiality agreement with the Shareholder and its parent company, the Shareholder shall permit CGL to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Shareholder shall reimburse CGL for any Taxes of the Company with respect to such periods within 15 days after payment by CGL or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown in any balance sheet related to such liability.

          b.  COOPERATION  ON  TAX  MATTERS.

               (i) Each of the Parties shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns pursuant to this Section 7.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include, without limitation, the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholder agrees (1) to retain or cause to be retained all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by CGL or the Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (2) to give CGL reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Parties so request, shall allow the other Parties to take possession of such books and records.

               (ii) The Parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Transaction). c. CERTAIN OTHER TAX LIABILITIES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred by or assessed against the parties in connection with the transfer of the Shares pursuant to this Agreement (including transfer or similar Tax imposed in any states or subdivisions) shall be paid by the Shareholder when due, and the Shareholder will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, CGL and the Company will join in the execution of any such Tax Returns and other documentation.

     7.5 PLATTING OF LOTS The Shareholder agrees to perform, within ninety (90) days following the Closing Date, all necessary actions required by any applicable governmental entities with respect to the surveying and legal platting of that certain unplatted property apart which the model home is located, into six platted home lots. To the extent that the Shareholder does not complete the platting of such lots within the ninety (90) day period set forth above, CGL shall endeavor to have such lots platted and the cost incurred in connection therewith shall be offset against the next principal and interest installments owing under the Promissory Note.

     7.6 COMPANY SOFTWARE. The Company shall continue to use the business software systems in use as of the Effective Date until such time as the entire balance of the Promissory Note is paid in full. If CGL or Buyers wish to revise, change or upgrade the business software systems in use by the Company prior to the payment in full of the Promissory Note, CGL and Buyers shall do so in consultation with Shareholder, and any change in the business software used by the Company shall be subject to the prior written consent of the Shareholder, such consent not to be unreasonably withheld or delayed.

                                    ARTICLE 8
                        CONDITIONS TO OBLIGATION TO CLOSE

     8.1 CONDITIONS TO OBLIGATION OF THE BUYERS AND CGL. The obligation of the Buyers and CGL to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          a. The Company and the Shareholder shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except (i) for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement, (ii) for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company to the extent that any such representation and warranty is expressly made as of another specified date and, as to such representation or warranty, the same shall be true as of such specified date.

          b. All statutory requirements for the valid consummation by the Company and the Shareholder of the transactions contemplated by this Agreement and the Acquisition shall have been fulfilled and all authorizations, consents and approvals including all of the third-party consents specified in Schedule
                                                                        --------
8.1(f),  and  those  of  all Governmental Authorities required to be obtained in
------
order to permit the consummation of the Acquisition and the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to CGL. All approvals of the Board of Directors of the Company and the Shareholder necessary for the consummation of this Agreement, the Acquisition and the transactions contemplated hereby shall have been obtained.

          c. No Action shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the CGL to own the capital stock of the Company and to control the Company.

          d. The Company and the Shareholder shall have delivered to Buyer a certificate to the effect that each of the conditions specified in Sections
                                                                        --------
8.1(a)-(c)  is  satisfied  in  all  respects.
----------

          e. The Company shall have delivered to CGL and the Buyers (i) a copy of the articles of incorporation of the Company certified by an appropriate authority of the jurisdiction of its incorporation, (ii) a copy of the bylaws of the Company certified by the Secretary thereof, (iii) the books and records of the Company, (iv) a copy of the resolutions of the Board of Directors of the Company and the Shareholder approving the transactions contemplated by this Agreement certified by the Secretary thereof, and (v) certificates of good standing/existence of the Company certified by and appropriate authority of the jurisdiction issuing such certificate.

          f. The Shareholder shall have procured all governmental approvals, consents or authorization and third party consents specified on Schedule 8.1(f).
                                                                ---------------

          g. Each director and officer of the Company shall have executed and delivered a resignation letter for such positions held with the Company.

          h. The following additional documents shall be delivered at the Closing by the Company and the Shareholder:

               (i) Payoff of the two existing bank Loans and an executed release of the existing deeds of trust ("TRUST RELEASE").

               (ii) The stock certificates representing the Shares, accompanied by duly executed stock powers;

provided, however, that Shareholder shall retain all Shares in escrow at the offices of Shareholder's legal counsel as security for the Promissory Note, which shall be released to CGL upon full and final payment of the Promissory Note.

CGL  and  the Buyers may waive any condition specified in this Section 8.1 if it
                                                               -----------
executes  a  writing  so  stating  at  or  prior  to  the  Closing.

     8.2 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDER. The obligation of the Company and the Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          a. CGL shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by them prior to or at the Closing Date. The representations and warranties of CGL set forth in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except (i) for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement, (ii) for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the CGL, or (iii) to the extent that any such representation and warranty is expressly made as of another specified date and, as to such representation or warranty, the same shall be true as of such specified date.

          b. All statutory requirements for the valid consummation by CGL of the transactions contemplated by this Agreement and the Acquisition shall have been fulfilled and all authorizations, consents and approvals including all of the third-party consents specified in Schedule 8.2(g), and those of all Governmental
                                  ---------------
Authorities required to be obtained in order to permit the consummation of the Acquisition and the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to the Company and the Shareholder unless such failure shall not have a Material Adverse Effect on CGL. All approvals of the members of CGL necessary for the consummation of the Acquisition, this Agreement, and the transactions contemplated hereby shall have been obtained.

          c. No Action shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of CGL to own the Shares and to control the Company.

          d. CGL shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 8.2(a)-(c) is satisfied in all
                                         -------------------
respects.

          e.  CGL  shall  have  delivered the Purchase Price, in accordance with
Section 2.2.
-----------

          f. CGL shall have executed and delivered the Promissory Note, the Security Agreement and the Deed of Trust.

          g.  Each Buyer shall have executed and delivered a Guaranty Agreement.

          h. The Company shall have delivered to the Shareholder the Excluded Assets.

          i. CGL shall have procured all governmental approvals, consents and authorizations and third party consents specified in Schedule 8.2(g).
                                                           ---------------

          j. CGL shall have provided evidence to the Shareholder that CGL has procured worker's compensation insurance for employment of the its employees and insurance policies with comparable coverage to the policies and limits maintained by the Company prior to the Effective Date.

          k.  CGL  shall  have  provided  a  Lenders  Title  Insurance  Policy.

          l. The Boards of Directors of the Company, Shareholder, Crested Corp. and U.S. Energy Corp. shall have approved of the transaction contemplated by this Agreement.

The  Company  and  the  Shareholder  may  waive  any condition specified in this
Section  8  if  they  execute  a  writing so stating at or prior to the Closing.
----------

                                    ARTICLE 9
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The Parties agree that, notwithstanding any examination made by or on behalf of the respective Parties, the knowledge of the Parties or any of the respective agents of the Parties, or the acceptance by any Party of any certificate or opinion, each statement, representation, warranty, indemnity, covenant and agreement made by the Parties in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of twelve (12) months following the Closing Date.

                                   ARTICLE 10
                                INDEMNIFICATION

     10.1 SHAREHOLDER INDEMNITY. The Shareholder shall indemnify, defend and hold harmless the Buyers and CGL and their respective successors, heirs, assigns, and CGL's officers, directors, members, managers, equity holders, and employees (collectively, the "ACQUIROR GROUP") against any Actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "ADVERSE CONSEQUENCES") that any member of Acquiror Group may suffer, sustain or become subject to as the result of, or arising from or in connection with (a) any breach of any of the representations or warranties made by the Company or the Shareholder in this Agreement, (b) any breach of the covenants and agreements made by the Company or the Shareholder in this Agreement or any exhibit hereto delivered by the Company or the Shareholder in connection with the Closing, (c) any Excluded Liabilities.

     10.2 CGL AND THE BUYERS INDEMNITY. CGL and the Buyers shall jointly and severally indemnify and hold harmless the Shareholder and its successors, assigns, officers, directors, equity holders, and employees against any Adverse Consequences which they may suffer, sustain or become subject to as the result of, arising from or in connection with (a) a breach of any representation, warranty, covenant or agreement by CGL contained in this Agreement or any exhibit or Schedule or (b) the ownership or operation of the Company after the Effective Date, except for (i) any amounts relating to Excluded Liabilities or
(ii) the breach of any representation, warranty, covenant or agreement by the Company or the Shareholder in this Agreement.

     10.3 INDEMNITY LIMITATION. Anything in Section 10.1 to the contrary notwithstanding, no amounts shall be payable by the Shareholder under Section 10.1(a) unless and until the Acquiror Group shall have incurred or reasonably expects that it will incur on a cumulative basis Adverse Consequences in an amount exceeding $10,000 (the "BASKET"), at which time the Shareholder shall be responsible for all amounts due, including amounts previously accumulated but unreimbursed. Notwithstanding the foregoing, no threshold shall be required to be met as a condition to indemnification with respect to willful breaches of representations and warranties or of covenants under this Agreement. Notwithstanding anything to the contrary contained herein, other than with respect to the Excluded Liabilities for which the Shareholder shall remain liable, no Party shall be liable for an amount in excess of the principal amount of the Promissory Note plus accrued interest at such time outstanding as of the date any claim is due and payable for Adverse Consequences, subject to indemnification as a result of a breach of representation or warranty, and any such valid claim shall be offset against the principal balance owing under the Promissory Note.

     10.4  INDEMNIFICATION  PROCEDURES.

          a.  If  any  third party shall notify any Party to this Agreement (the
"INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party to this Agreement (the "INDEMNIFYING PARTY") under Article 10, then the Indemnified Party shall notify each
                -----------
Indemnifying Party thereof with five (5) days of the Indemnified Party's knowledge of such claim; provided, however, that no delay on the part of the
                             --------  -------
Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by the delay. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will undertake the defense of such claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may participate in the defense of such claim with co-counsel of its choice; provided, however, that the fees and expenses of the
                            --------  -------
Indemnified Party's counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein or (C) a claim shall have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and such Indemnified Party shall have been advised in writing by counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to the Indemnifying Party, in which case such co-counsel shall be at the expense of the Indemnifying Party; provided, however, that the
                                                     --------  -------
Indemnifying Party will not be required to pay the fees and expenses of more than one separate principal counsel (and one appropriate local counsel) for all Indemnified Parties. If, within such 15-day period, the Indemnifying Party does not assume the defense of such matter or fails to defend the matter in the manner set forth above, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) and the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim to the fullest extent provided herein, provided, however, that the Indemnified Party may not consent to the entry of
   -----   -------
any judgment with respect to the matter or enter into any settlement with respect to such matter without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

          b. Except for (i) fraud, in which case all remedies at law or in equity shall be available to the Parties, and (ii) other remedies expressly provided for in this Agreement, the Parties hereby agree that the foregoing provisions of this Article 10 shall be the sole and exclusive means of recovery
                    ----------
of  a  Party  hereto  or any other Person entitled to indemnification under this
Article  10.
-----------

                                   ARTICLE 11
                                  TERMINATION

     11.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

          a. The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          b. CGL may terminate this Agreement by giving written notice to Shareholder at any time prior to the Closing (i) in the event Shareholder or the Company has breached any representation, warranty or covenant contained in this Agreement in any material respect, CGL has notified the Shareholder of the breach and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 2, 2003 by reason of the failure of any condition precedent under
Section 8.1 hereof (unless the failure results primarily from CGL breaching any representation, warranty or covenant contained in this Agreement); and

          c. The Shareholder may terminate this Agreement by giving written notice to CGL at any time prior to the Closing (i) in the event CGL has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Shareholder has notified CGL of the breach and the breach has continued without cure for a period of 30 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before September 2, 2003 by reason of the failure of any condition precedent under Section 8.2 hereof caused by CGL or Buyers (unless the failure results primarily from the Shareholder or Company breaching any representation, warranty or covenant contained in this Agreement).

     11.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 11.1 hereof, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (other than pursuant to Article 11 hereof, including all sections and subsections thereof); provided, however, no termination shall relieve any Party from any Liability arising from or relating to such Party's breach at or prior to termination.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 CONFIDENTIALITY. Each Party agrees that it shall, and it shall direct and use its best efforts to cause its officers, directors, shareholders, employees, agents and representatives to, and the terms of the transactions contemplated hereby strictly confidential and to not disclose such matters to any third party without the other Party's prior written consent, provided, however, that U.S. Energy may make a public disclosure to comply with applicable securities law.

     12.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     12.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     12.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of CGL and the Shareholder.

     12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or by expedited courier, next day delivery, and addressed to the intended recipient as set forth below:

     If  to  CGL  or  the  Buyers:          Copy  to:

     Cactus  Group,  LLC                    Brownstein, Hyatt & Brownstein, P.C.
     4855  W.  Lakeridge  Rd.               410  17th  Street,  22nd  Fl.
     Denver,  Colorado  80219               Denver,  Colorado  80202
     Attn:  Joseph  Deffert                 Attn:  Lea  Ann  T.  Groesser
     Telephone:  (303)  987-8855            Telephone:  (303)  223-1182
     Fax:        (303)  977-4129            Fax:        (303)  223-0982


     If  to  the  Shareholder:              Copy  to:

     Plateau  Resources  Limited            Davis  Graham  &  Stubbs  LLP
     c/o  U.S.  Energy  Corp.               1550  Seventeenth  Street
     877  North  8th  West                  Suite  500
     Riverton,  Wyoming  82501              Denver,  Colorado  80202
     Attention: Daniel P. (Mike) Svilar     Attention: Scot  Anderson
     Telephone: (307)  856-9271             Telephone: (303)  892-7383
     Fax:       (307)  857-3050             Fax:       (303)  893-1379

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     12.7 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to its rules of conflict of laws. Each Party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the state courts of the State of Wyoming and of any federal court located in the State of Wyoming in connection with any actions, disputes or proceedings arising out of or relating to this Agreement. Each Party irrevocably and unconditionally waives, to the fullest extent he, she or it may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Wyoming state or federal court. Each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. In any such action, dispute or proceeding, each Party hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that service thereof may be made by certified or registered first class mail directed to such Party at its address in accordance with Section 12.6 hereof.
                      -------------

     12.8 WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     12.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence

     12.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.11 EXPENSES. Each of the Parties will bear their own costs and expenses (including legal, fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     12.12 CONSTRUCTION. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                        CANYON  HOMESTEADS,  INC.

                                        By:   /s/ Mark J. Larsen
                                            ------------------------------------
                                        Name: Mark J. Larsen
                                            ------------------------------------
                                        Its:  President
                                            ------------------------------------

                                        SHAREHOLDER:

                                        PLATEAU  RESOURCES  LIMITED

                                        By:   /s/ Hal Herron
                                            ------------------------------------
                                        Name: Hal Herron
                                            ------------------------------------
                                        Its:  President
                                            ------------------------------------

                                        CACTUS  GROUP,  LLC

                                        By:   /s/ Joseph Deffert
                                            ------------------------------------
                                        Name: Joseph Deffert
                                            ------------------------------------
                                        Its:  President
                                            ------------------------------------

                                        BUYERS:

                                         /s/ Joseph Deffert
                                            ------------------------------------
                                        JOSEPH  DEFFERT

                                         /s/ D. Paige Deffert
                                            ------------------------------------
                                        D.  PAIGE  DEFFERT

                                         /s/ Ernst Deffert
                                            ------------------------------------
                                        ERNST  DEFFERT

                                         /s/ Aileen Deffert
                                            ------------------------------------
                                        AILEEN  DEFFERT

                                         /s/ Martin Vialpando
                                            ------------------------------------
                                        MARTIN  VIALPANDO

                                         /s/ Mary Eileen Vialpando
                                            ------------------------------------
                                        MARY  EILEEN  VIALPANDO